UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On June 21, 2016, Aimmune Therapeutics, Inc. (“Aimmune” or the “Company”) announced the appointment of Daniel C. Adelman, M.D., age 58, to the position of Chief Medical Officer of the Company, effective on June 16, 2016.

Dr. Adelman, a notable allergist and immunologist, joins the Company from Alvine Pharmaceuticals, Inc. (“Alvine”), a biopharmaceutical company, where he served as Chief Medical Officer and Senior Vice President of Development from March, 2009 to September, 2015. Additionally, until assuming his role as the Company’s Chief Medical Officer, Dr. Adelman was a member of the Research Advisory Board of Food Allergy Research & Education (FARE). Prior to serving as Chief Medical Officer of Alvine, Dr. Adelman served as Chief Medical Officer and Senior Vice President of Development at Sunesis Pharmaceuticals, Inc., a pharmaceutical company, from 2003 to 2008. From 1998 to 2003, Dr. Adelman held various positions at Pharmacyclics, Inc., a pharmaceutical company, including Vice President of Clinical Operations and Biometrics. From 1994 to 1998, Dr. Adelman served as Clinical Scientist at Genentech, Inc., a pharmaceutical company. Dr. Adelman is also currently an Adjunct Professor of Medicine at the University of California, San Francisco, where he has taught and practiced for more than 25 years. Dr. Adelman received a B.S. in Biology from the University of California, Berkeley, and an M.D. from the University of California, Davis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: June 21, 2016	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary